FOR IMMEDIATE RELEASE

Contact:  John F. Kenny, Jr.
          Executive Vice President and
          Chief Financial Officer
          (617) 535-IRON (4766)


       Iron Mountain Revenues Increase 41 Percent for Second Quarter 1999

     EBITDA Increases to $33 Million, up 42 percent from Second Quarter 1998



Boston, MA - July 29, 1999 -- Iron Mountain Incorporated (NYSE: IRM), the world's largest records management company, reported higher revenues and EBITDA for the quarter ended June 30, 1999 compared with the same period in 1998.

Iron Mountain's total revenues from continuing operations, which excludes revenues from its IT staffing business, for the second quarter of 1999 grew to $132 million, an increase of 41 percent compared with the same period in 1998. The revenue growth is comprised of growth through acquisitions and internal growth. Internal revenue growth for the second quarter of 1999 was 13 percent. Iron Mountain's earnings before interest, taxes, depreciation, amortization, extraordinary items and other income ("EBITDA") from continuing operations increased 42 percent to $33 million for the second quarter of 1999 compared with the same period in 1998.

Storage revenues increased to $80 million for the second quarter of 1999 from $56 million for the same period in 1998. This marks the 42nd consecutive quarter for which Iron Mountain has reported increased storage revenues. Storage revenues, which are considered a key performance indicator for the records and information management services industry, are largely recurring since customers typically retain their records for many years.

As previously announced, in order to focus on its records and information management services business, Iron Mountain has decided to sell its information technology staffing business, Arcus Staffing Resources, Inc. Arcus Staffing was acquired in January 1998 as part of the acquisition of Arcus Group, Inc. The Company expects to complete the transaction before the end of the year.

The sale of Arcus Staffing is being accounted for as a discontinued operation. Accordingly, the Arcus Staffing operations have been segregated from Iron Mountain's continuing operations and reported as a

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

Iron Mountain Revenues Increase for Second Quarter / Page 2

separate line item on the Company's statements of operations. In the quarter ended June 30, 1999, the Company recorded an estimated loss on the sale of Arcus Staffing of $9.4 million comprised primarily of the write-off of nondeductible goodwill and a deferred tax provision. In addition, the Company reclassified its 1998 and first-quarter 1999 financial statements to present the operating results of Arcus Staffing as a discontinued operation.

For the first half of 1999, Iron Mountain reported total revenues from continuing operations of $241 million, an increase of 32 percent compared to the first half of 1998. EBITDA from continuing operations for the Company increased 33 percent, to $60 million.

British Data Management ("BDM"), the Company's 50.1 percent owned subsidiary in the United Kingdom, contributed $8.7 million in revenues and $2.2 million in EBITDA to the Company's second quarter consolidated results and $11.6 million in revenues and $3.1 million in EBITDA to the Company's consolidated results for the first half of 1999. The Company's consolidated results for the first half of 1999 include only four months of BDM's operations due to the differences in fiscal year-ends for the two companies.

As part of its growth strategy, Iron Mountain has completed seven acquisitions since the first quarter of 1999 for total consideration of approximately $163 million. In April 1999, the Company acquired First American Records Management, Inc. (seven markets) and Data Base, Inc. (12 markets). In May 1999, the Company acquired Data Vault (CA) and File Management, Inc. (AL). In June 1999, the Company acquired Carter Media Management, Inc. (KY), a Jacksonville, Florida records management business (FL) and Central Files, Inc. of Puerto Rico. In addition, BDM acquired Memogarde S.A. and related companies for approximately $17 million. Memogarde, headquartered in Paris, France, is the largest provider of data security services in France.

In April, Iron Mountain completed the sale of $150 million in aggregate principal amount of 8-1/4% Senior Subordinated Notes due 2011. Net proceeds to the Company after underwriters' discounts and commissions were approximately $145 million. In May, Iron Mountain successfully completed an underwritten public offering of 5.8 million shares of its common stock. Net proceeds to the Company were approximately $154 million. The net proceeds from these transactions were used to repurchase all of the shares of the Company's common stock issued in the Data Base acquisition, to repay debt and for general corporate purposes, including future acquisitions.

Richard Reese, the Company's Chairman and Chief Executive Officer, stated: "This has been a very strong and eventful quarter for Iron Mountain. The business, as expected, posted another quarter of solid results. We completed eight acquisitions in several new markets including France and Puerto Rico bringing to 12 the number of acquisitions closed to date in 1999. In addition, we strengthened our balance sheet by raising nearly $300 million in successful debt and equity financing transactions."

Iron  Mountain   currently  operates  more  than  300  records  and  information management services centers in 69 markets in the United States and six internationally. The Company serves more than 70,000 customer accounts, including more than half of the Fortune 500 Companies. Iron Mountain provides a full array of records and information management services including: (i) off-site storage, management and related consulting services for business, healthcare and vital records; (ii) data security services including off-site storage and rotation of electronic records; and (iii) sales of related products.
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

Iron Mountain Revenues Increase for Second Quarter / Page 3

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe-harbor created by such Act. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from those contemplated in the forward-looking statements. Such factors include, but are not limited to (i) the inability to complete the sale of Arcus Staffing on satisfactory terms or on the desired timetable, and (ii) other trends in competitive or economic conditions affecting the Company's financial condition or results of operations not presently contemplated. Iron Mountain undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.












NOTE:    Condensed   Consolidated   Statements  of   Operations   and  Condensed
         Consolidated Balance Sheets follow.

Iron Mountain Revenues Increase for Second Quarter / Page 4

                                            IRON MOUNTAIN INCORPORATED
                                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Amounts in Thousands except Per Share Data)
                                                    (Unaudited)

                                                                  Three Months Ended                  Six Months Ended
                                                                       June 30,                           June 30,
                                                             ------------------------------     ------------------------------
                                                                  1999           1998               1999            1998
                                                             --------------- --------------     -------------- ---------------
REVENUES:
   Storage                                                         $ 79,928       $ 55,592          $ 147,650       $ 108,540
   Service and Storage Material Sales                                51,837         37,872             93,486          73,980
                                                             --------------  -------------      -------------  --------------

      Total Revenues                                                131,765         93,464            241,136         182,520

OPERATING EXPENSES:
   Cost of Sales (Excluding Depreciation)                            66,167         46,756            120,602          91,673
   Selling, General and Administrative                               32,938         23,638             60,813          45,998
   Depreciation                                                       8,996          6,703             16,706          12,943
   Amortization                                                       7,285          5,200             13,170          10,018
                                                             --------------  -------------      -------------  --------------

      Total Operating Expenses                                      115,386         82,297            211,291         160,632
                                                             --------------  -------------      -------------  --------------

OPERATING INCOME                                                     16,379         11,167             29,845          21,888

INTEREST EXPENSE                                                     14,227         10,875             26,171          23,187

OTHER INCOME                                                             --          1,700                 --           1,700
                                                             --------------  -------------      -------------  --------------

      Income from Continuing Operations Before Provision
         for Income Taxes and Minority Interest                       2,152          1,992              3,674             401

PROVISION FOR INCOME TAXES                                            3,229          2,387              4,852           1,342

MINORITY INTEREST                                                       318             --                465              --
                                                             --------------  -------------      -------------  --------------

      Loss from Continuing Operations                                (1,395)          (395)            (1,643)           (941)

INCOME FROM DISCONTINUED OPERATIONS (NET OF APPLICABLE
      TAXES)                                                            142            134                241             366

LOSS ON SALE OF DISCONTINUED OPERATIONS (1)                           9,400             --              9,400              --
                                                             --------------  -------------      -------------  --------------

      Net Loss                                                    $ (10,653)        $ (261)         $ (10,802)         $ (575)
                                                             ==============  =============      =============  ==============

LOSS FROM CONTINUING OPERATIONS PER COMMON SHARE - BASIC
      AND DILUTED                                                   $ (0.04)       $ (0.01)           $ (0.05)        $ (0.04)
                                                             ==============  =============      =============  ==============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED                       $ (0.32)    $    (0.01)           $ (0.35)        $ (0.02)
                                                             ==============  =============      =============  ==============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                           33,028         28,989             31,274          25,648
                                                             ==============  =============      =============  ==============

EBITDA FROM CONTINUING OPERATIONS                                  $ 32,660       $ 23,070           $ 59,721        $ 44,849
                                                             ==============  =============      =============  ==============

--------------
(1) Represents the estimated loss on the sale of Arcus Staffing comprised primarily of the write-off of nondeductible goodwill and a deferred tax provision.



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



Iron Mountain Revenues Increase for Second Quarter / Page 5

                                            IRON MOUNTAIN INCORPORATED
                                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                              (Amounts in Thousands)
                                                    (Unaudited)



                                                                                       June 30,              December 31,
                                                                                         1999                    1998
                                                                                  --------------------    -------------------
ASSETS

CURRENT ASSETS:
   Cash and Cash Equivalents                                                             $  26,569                $  1,715
   Accounts Receivable (less allowances of $4,220
       and $3,316, respectively)                                                           100,010                  75,565
   Other Current Assets                                                                     20,426                  66,657
                                                                                  ----------------        ----------------
         Total Current Assets                                                              147,005                 143,937
                                                                                  ----------------        ----------------

PROPERTY, PLANT AND EQUIPMENT:
   Property, Plant and Equipment at Cost                                                   445,005                 354,101
   Less: Accumulated Depreciation                                                          (90,911)                (87,358)
                                                                                  ----------------        ----------------
         Property, Plant and Equipment, net                                                354,094                 266,743
                                                                                  ----------------        ----------------

OTHER ASSETS:
   Goodwill, net                                                                           718,125                 527,235
   Other Non-current Assets, net                                                            41,228                  29,470
                                                                                  ----------------        ----------------
         Total Other Assets                                                                759,353                 556,705
                                                                                  ----------------        ----------------

         Total Assets                                                                  $ 1,260,452               $ 967,385
                                                                                  ================        ================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current Portion of Long-term Debt                                                     $   4,216                $  1,731

   Other Current Liabilities                                                               110,268                 141,741
                                                                                  ----------------        ----------------
         Total Current Liabilities                                                         114,484                 143,472

LONG-TERM DEBT, NET OF CURRENT PORTION                                                     581,574                 454,447
OTHER LONG-TERM LIABILITIES                                                                 37,497                  30,584

MINORITY INTEREST                                                                           39,788                      --

STOCKHOLDERS' EQUITY                                                                       487,109                 338,882
                                                                                  ----------------        ----------------

         Total Liabilities and Stockholders' Equity                                    $ 1,260,452               $ 967,385
                                                                                  ================        ================




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